UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2007

NNN Healthcare/Office REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 25, 2007, we filed a Form 8-K to report our acquisition of NNN Southpointe, LLC, which owns the Southpointe Office Parke and Epler Parke I property in Indianapolis, Indiana, and NNN Crawfordsville, LLC, which owns the Crawfordsville Medical Office Park and Athens Surgery Center in Crawfordsville, Indiana. In the Form 8-K, we incorrectly reported the amount of proceeds we used from our unsecured loan from NNN Realty Advisors, Inc., or NNN Realty Advisors, the parent company of Triple Net Properties, LLC, our sponsor, to finance the purchase price of each property. Accordingly, we are filing this Form 8-K/A to reflect the correct amounts below.

NNN Southpointe, LLC

We primarily financed the purchase price of the property through the assumption of an existing mortgage loan payable of $9,146,000 on the property with LaSalle Bank, National Association, or LaSalle, and approximately $5,115,000 of the proceeds from a $7,500,000 unsecured loan from NNN Realty Advisors. The balance was provided by funds raised through our initial public offering.

NNN Crawfordsville, LLC

We primarily financed the purchase price of the property through the assumption of an existing mortgage loan payable of $4,264,000 on the property with LaSalle and approximately $2,385,000 of the proceeds from the $7,500,000 unsecured loan from NNN Realty Advisors. The balance was provided by funds raised through our initial public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.

February 1, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer